UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2008

Motorola, Inc.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road
Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Motorola, Inc. (the “Company” or “Motorola”) has previously announced a plan to create two independent publicly traded companies, one of which would consist of the Company’s Mobile Devices Business (“MDB”). On August 4, 2008, the Company announced the appointment of Dr. Sanjay K. Jha (“Executive”) as Co-Chief Executive Officer of Motorola, Chief Executive Officer of MDB and a member of the Motorola Board of Directors (the “Board”), effective August 4, 2008. Dr. Jha will report directly to the Board of Directors of the Company.

Prior to joining the Company, Executive, age 45, served as Chief Operating Officer of Qualcomm Incorporated (“Qualcomm”) and President of Qualcomm CDMA Technologies, the chipset and software division of Qualcomm. Prior to becoming Chief Operating Officer of Qualcomm, Dr. Jha was an executive vice president of Qualcomm. Dr. Jha was also a member of the Qualcomm Ventures advisory committee. Prior to joining Qualcomm, Dr. Jha held lead design engineering roles with Brooktree Corporation, San Diego, and GEC Hirst Research Labs, London, England.

In conjunction with this appointment, the Company and Executive have entered into an employment agreement (the “Employment Agreement”). The table below describes key terms of the Employment Agreement. The overall compensation package is designed to align Dr. Jha’s interests with those of the Company's shareholders. Of the total value of the compensation package,1 approximately 95% is in the form of equity awards. Of the equity awards, approximately 60% is in the form of stock options which will result in payment to Dr. Jha only if the price of the Company stock increases after the date of grant.

The “make-whole” awards described below replace awards of equivalent current value that Dr. Jha forfeited upon leaving Qualcomm to join the Company. As noted above, approximately 60% of the value of the make-whole awards is in the form of stock options which will result in no payment unless the price of the Company’s stock increases from the grant date price. Thus, Dr. Jha has effectively reinvested his forfeited compensation in Company equity. The “inducement” awards described below are awards that the Company has agreed to make to Dr. Jha in order to attract and retain an executive of his unique caliber and experience. The “Post Separation MDB Equity Award” described below would be granted only if and when MDB becomes a separate publicly-traded company and will contain an additional vesting hurdle tied to a post-separation increase in the price of the MDB stock. In the event that MDB does not become a separate publicly-traded company by October 31, 2010, the Contingent Payment described below would be payable.

Employment	Three year initial term, subject to automatic one year renewals, absent notice of non-renewal.
Period

Position and	Co-Chief Executive Officer of Motorola, Chief Executive Officer of MDB, reporting to the
Duties	Motorola Board of Directors, and a member of the Motorola Board of Directors. At such time as MDB becomes a separate, publicly traded company, Dr. Jha would remain Chief Executive
Officer of MDB, would report to the MDB Board of Directors and would be a member of the
MDB Board of Directors (but would no longer serve on the Motorola Board of Directors).

Base Salary	Not less than $1,200,000.

Annual Bonus	Target of not less than 200% of Base Salary. 2008 bonus of $2,400,000.

Equity Awards

Make-Whole	A number of Motorola Restricted Stock Units corresponding to 2,304,653 shares of Motorola
Restricted	common stock (1,500,000 shares under the Motorola Omnibus Incentive Plan of 2006 (the
Stock Units	“Omnibus Plan”) and 804,653 shares pursuant to the inducement award exception under the
New York Stock Exchange rules (the “Inducement Award Exception”)), vesting ratably on
July 31, 2009, July 31, 2010 and July 31, 2011, subject to continued employment.

Make-Whole	Option to purchase 10,211,226 shares of Motorola common stock (3,000,000 shares under the

__________________________
1 Excludes the Post-Separation MDB Equity Award and the Contingent Payment described in the table.

Stock Option	Omnibus Plan and 7,211,226 shares pursuant to the Inducement Award Exception), vesting ratably on July 31, 2009, July 31, 2010 and July 31, 2011, subject to continued employment.

Inducement	A number of Motorola Restricted Stock Units corresponding to 1,362,769 shares of Motorola
Restricted	common stock pursuant to the Inducement Award Exception, vesting ratably on July 31,
Stock Units	2009, July 31, 2010 and July 31, 2011, subject to continued employment.

Inducement	Option to purchase 6,383,658 shares of Motorola common stock pursuant to the Inducement
Stock Option	Award Exception, vesting ratably on July 31, 2009, July 31, 2010 and July 31, 2011, subject to continued employment.

Equity	In the event MDB becomes a separate, publicly-traded company, all of Executive’s
Treatment in	outstanding equity awards that relate to Motorola common stock would convert into equity
Spin-Off	awards that relate to MDB common stock.

In the event MDB becomes a separate, publicly traded company, MDB will grant a post-
Post-	separation equity award to the Executive in an amount that, together with the existing
Separation	Inducement Awards, represents 3% of the total MDB equity immediately following the
MDB Equity	separation. 90% of the award will be in the form of stock options (the “MDB Option”), and
Award	the remaining 10% in the form of restricted stock (the “MDB Restricted Shares”). The options and restricted stock will vest, subject to continued employment, in three installments, each vesting date to be the later of (a) the date on which the average closing price of MDB common stock over a fifteen day trading period is 10% greater than the average closing price of MDB common stock over the fifteen day trading period immediately following the date that MDB becomes a separate, publicly trade company and (b) the first, second and third anniversary of the grant date, as applicable.

Contingent	In the event MDB does not become a separate, publicly traded company by October 31, 2010,
Payment	Executive will be entitled to a cash payment equal to $30 million (the “Contingent Payment”).
If Executive receives the Contingent Payment, he will not be entitled to receive the MDB
Stock Option or the MDB Restricted Shares.

Obligations of
Company upon
Termination

Good Reason; Other than Cause	Subject to Executive’s execution of a release, upon a termination of Executive’s employment by the Company without cause or by the Executive for good reason, Executive is entitled to:

  accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses);
  severance equal to two times (prior to a change of control) or three times (on or after a change of control) the sum of Executive’s base salary and target annual bonus;
  a pro-rata annual bonus based on actual performance during the year in which termination has occurred;
  two years (prior to a change of control) or three years (following a change of control), of medical insurance continuation;
  prior to a change of control, accelerated vesting of the Make-Whole Restricted Stock
      Units, Make-Whole Stock Option, Inducement Restricted Stock Units and Inducement Stock
       Option and two years continued vesting of all other equity awards; following a   change of control,
       accelerated vesting of all equity awards; and
  in the event that MDB does not become a separate, publicly-traded company and Executive’s employment
       is terminated on or prior to October 31, 2010, the Contingent   Payment, to the extent not theretofore paid.

Cause; Other	In the event the Company terminates Executive’s employment for cause or Executive
than for Good	terminates employment without good reason, Executive is entitled only to accrued and unpaid
Reason	base salary and vacation pay.

Death /	In the event of a termination of employment due to death or disability, Executive is entitled to
Disability	accrued and unpaid obligations (including base salary, vacation pay and undistributed bonuses) and vesting of all then unvested equity awards that are outstanding as of the date of termination.

Restrictive	The Employment Agreement contains customary restrictive covenants, including perpetual
Covenants	confidentiality obligations and employee non-solicitation and business non-compete provisions relating to MDB that apply during the employment period and the two year period following termination of employment.

280G Gross-Up.	Executive is entitled to a gross-up for excise taxes on excess parachute payments, subject to a
10% “cut-back” (i.e., change of control payments will be reduced below the 280G safe harbor if the total payments are less than 10% in excess of the 280G safe harbor).

  The full text of the Employment Agreement is included as Exhibit 10.1 hereto and is incorporated herein by reference.

  Item 5.03.             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

  The Board approved an amendment to the Company’s Bylaws, effective as of August 4, 2008, which revises Section 4, Article V of the Company’s Bylaws to permit the Board to appoint one or more officers as the Chief Executive Officer of the Company. The full text of the Bylaws, as amended and restated, is included as Exhibit 3.1 hereto and is incorporated herein by reference.

  Item 8.01.            Other Events

  On August 4, 2008, the Company issued a press release announcing the appointment of Dr. Jha as the Chief Executive Officer of MDB and the Co-Chief Executive Officer of the Company. The full text of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Motorola, Inc.

10.1	Employment Agreement, dated August 4, 2008, by and between Motorola, Inc. and Sanjay K. Jha

99.1	Press Release, dated August 4, 2008

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA, INC.
(Registrant)
By: /s/ Greg A. Lee
Name: Greg A. Lee
Title: Senior Vice President,
Human Resources
Dated: August 4 , 2008

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Motorola, Inc.

10.1	Employment Agreement, dated August 4, 2008, by and between Motorola, Inc. and Sanjay K. Jha

99.1	Press Release, dated August 4, 2008